Exhibit 10.1

                                                                 EXECUTION COPY



                             PARTICIPATION AGREEMENT


                            dated as of June 4, 2008


                                     between


                 GMAC LLC, a Delaware limited liability company,


                                   as Seller,


               General Motors Corporation, a Delaware corporation,


                                as a Participant


                                       and

      Cerberus ResCap Financing LLC, a Delaware limited liability company,

                                as a Participant




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                                TABLE OF CONTENTS

                                                                          Page



5206697 08048307
      Section 1.  Definitions................................................1

      Section 2.  Sale of Participation......................................5

      Section 3.  Unconditional Obligation...................................6

      Section 4.  Additional Payments........................................6

      Section 5.  Maximum Participant Commitment.............................6

      Section 6.  Representations and Warranties.............................7

      Section 7.  Payments to Participant....................................7

      Section 8.  Subordination of Participations............................8

      Section 9.  Administration.............................................9

      Section 10. Non-Recourse; Independent Investigation...................10

      Section 11. Expenses; Indemnity.......................................11

      Section 12. Taxes.....................................................12

      Section 13. Reimbursement.............................................12

      Section 14. Set-off...................................................12

      Section 15. Nature of Interest........................................13

      Section 16. Miscellaneous.............................................13

                             PARTICIPATION AGREEMENT


      This PARTICIPATION AGREEMENT (this "Agreement") dated as of June 4, 2008 is between GMAC LLC, a Delaware limited liability company (the "Seller"), General Motors Corporation, a Delaware corporation ("General Motors"), and Cerberus ResCap Financing LLC, a Delaware limited liability company ("Cerberus Fund", and together with General Motors, each a "Participant" and collectively, the "Participants").

                                    RECITALS

      WHEREAS, pursuant to that certain Loan Agreement dated as of June 4, 2008 (the "Loan Agreement") by and among Residential Funding Company, LLC, a Delaware limited liability company ("RFC"), GMAC Mortgage, LLC, a Delaware limited liability company ("GMAC Mortgage" and together with RFC, each a "Borrower" and collectively, the "Borrowers"), and Residential Capital, LLC, GMAC Residential Holding Company, LLC, GMAC-RFC Holding Company, LLC, and Homecomings Financial, LLC, as guarantors, the Seller, as the Initial Lender, and GMAC LLC, as the Lender Agent, and other Persons from time to time party thereto, the Seller has agreed to purchase certain existing term loans made to Residential Capital, LLC and provide a revolving credit facility to the Borrowers; and

      WHEREAS, to induce the Seller to enter into the Loan Agreement, each of the Participants, who are the indirect owners of the Borrowers and who will obtain benefits from the making of the Loans by the Seller to the Borrowers, has agreed to purchase a participation in the Loans under the Loan Agreement upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and intending to be legally bound, the Parties hereto agree as follows:

      Section 1.  Definitions.

      (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Loan Agreement. In addition, as used herein, the following capitalized terms shall have the following respective meanings:

      "Additional Price" means, with respect to a Future Loan, either 51%, in the case of Cerberus Fund, or 49%, in the case of General Motors, of the lesser of (a) the amount of such Future Loan or (b) the amount by which the Outstanding Aggregate Loan Amount, after giving effect to such Future Loan, would exceed the $2,750,000,000; provided, however, that for the purposes of Section 4(b), each Participant's Additional Price shall be the unused portion of such Participant's Maximum Participant Commitment.

      "Agreement" has the meaning given to it in the Preamble.

      "Borrower" has the meaning given to it in the Recitals.

      "Business Day" means any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the States of New York, Minnesota or Pennsylvania are required or authorized by law to be closed.

      "Cerberus Fund" has the meaning given to it in the first Preamble.

      "Funded Participation Amount" for a Participant means, on any day, an amount equal to (a) the Initial Price paid by such Participant, plus (b) the aggregate of the Additional Prices paid by such Participant on or prior to such day pursuant to Section 4 to purchase its Participation in the Loans, minus (c) the aggregate amount of principal payments with respect to the Participation on or prior to such day pursuant to Section 7, Section 8 or Section 14.

      "Future Loan" means each Loan made pursuant to the Loan Agreement after the Initial Funding Date.

      "General Motors" has the meaning given to it in the Preamble.

      "GMAC Mortgage" has the meaning given to it in the Recitals.

      "Initial Funding Condition" means that the Outstanding Aggregate Loan Amount exceeds $2,750,000,000.

      "Initial Funding Date" means June 16, 2008 or such other Business Day specified by the Seller upon not less than one Business Day's prior written notice to the Participants; provided that the day so specified shall not be earlier than June 16, 2008 unless an Event of Default shall have occurred; provided, further, that, unless an Event of Default has occurred, at least one Business Day prior to the Initial Funding Date, the Seller shall represent in writing that the Initial Funding Condition will be met on the Initial Funding Date after giving effect to Loans to be made on such date;

      "Initial Price" means (a) with respect to Cerberus Fund, an amount equal to 51% of the amount by which the Outstanding Aggregate Loan Amount on the Initial Funding Date, plus the amount of any Loans to be made on such date, exceeds $2,750,000,000; provided that if an Event of Default has occurred prior to the Initial Funding Date, such Initial Price shall equal Cerberus Fund's Maximum Participant Commitment, and (b) with respect to General Motors, an amount equal to 49% of the amount by which the Outstanding Aggregate Loan Amount on the Initial Funding Date plus the amount of any Loans to be made on such date, exceeds $2,750,000,00; provided that if an Event of Default has occurred prior to the Initial Funding Date, such Initial Price shall equal General Motors' Maximum Participant Commitment. For the avoidance of doubt, the Initial Price with respect to each of Cerberus Fund and General Motors shall not exceed their respective Maximum Participant Commitment.

      "Lender" means a "Lender" as defined in the Loan Agreement.

      "Loan Agreement" has the meaning given to it in the Recitals.

      "Loans" means the "Loans" as defined in the Loan Agreement, and includes in each case the Notes evidencing such Loans.


                                      S-2
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      "Maximum Participant Commitment" means, as of any date: (a) with respect to Cerberus Fund, an amount equal to $382,500,000; and (b), with respect to General Motors, an amount equal to $367,500,000.

      "Obligors" means, collectively, the Borrowers and each guarantor, pledgor, subordinator or other Person directly or indirectly obligated in respect of the Loans.

      "Overnight LIBOR" means, for any day, the London interbank offered rate for overnight deposits in U.S. Dollars appearing on Reuters Screen LIBOR01 at approximately 11:00 a.m., London time, on such day, as reported by Bloomberg Financial Markets Commodities News, or such page as may replace Reuters Page LIBOR01, as determined by the Seller. In the event that such rate is not available on any day which is a business day in London for any reason, then Overnight LIBOR with respect to such day shall be determined by the Seller in a manner then customary in the market for determining such rate. For a day that is not a business day in London, the Overnight Rate shall be the rate determined as of the immediately preceding day for which such rate is reported.

      "Participant" has the meaning given to it in the Preamble.

      "Participant's Account" means, with respect to a Participant, the account specified for such Participant on Schedule 2, or such other account as such Participant may designate in writing to the Seller from time to time.

      "Participant's Interest Payment" means, with respect to each Interest Period (or portion thereof) during which a Participant's Funded Participation Amount is greater than zero (including any Interest Period after the occurrence and during the continuation of an Event of Bankruptcy), an amount equal to the sum of (a) interest accrued on such Funded Participation Amount at a rate per annum equal to either (i) the LIBOR Rate for such Interest Period plus the Applicable Margin or (ii) for any applicable portion of such Interest Period that the Borrowers were required under the Facility Documents to pay interest at the Default Rate, the Default Rate for such Interest Period, plus (b) such Participant's Relative Percentage of interest accrued on the Seller's Percentage Interest of the Outstanding Aggregate Loan Amount at a rate per annum equal to
(i) the Applicable Margin minus 100 basis points plus (ii) for any portion of such Interest Period that the Borrowers were required under the Facility Documents to pay interest at the Default Rate, 127 basis points, provided that in the case of any Interest Period after the occurrence and during the continuation of an Event of Bankruptcy, the "Participant's Interest Payment" for such Interest Period shall be the product of (a) such amount as calculated above, multiplied by (b) a percentage, the numerator of which is the amount of interest payments allowed on the Loans for such Interest Period and the denominator of which is the amount of interest payments that are due and payable under the Loan Agreement for such Interest Period.

      "Participant's Share" means, with respect to a Participant and any Loan or payment, an amount equal to such Participant's Percentage Interest of the principal amount of such Loan or the amount of such payment, as applicable.

      "Participation" has the meaning given to it in Section 2.

      "Party" means Cerberus Fund, General Motors or the Seller, as applicable.


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      "Percentage Interest" means, at any time with respect to a Participant, the number, expressed as a decimal (expressed to three decimal places), equal to the fraction, (a) the numerator of which is such Participant's Funded Participation Amount, and (b) the denominator of which is the Outstanding Aggregate Loan Amount.

      "Person" means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

      "Purchase Price" means either the Initial Price or an Additional Price, as the context requires.

      "Relative Percentage" means, at any time with respect to a Participant, the number, expressed as a decimal (expressed to three decimal places), equal to the fraction, (a) the numerator of which is such Participant's Funded Participation Amount, and (b) the denominator of which is the sum of the Funded Participation Amounts of both Participants.

      "RFC" has the meaning given to it in the Recitals.

      "Seller" has the meaning given to it in the Preamble.

      "Seller's Account" means the account specified for the Seller on Schedule 2, or such other account as the Seller may designate in writing to the Participants from time to time.

      "Seller's Interest Payment" means (a) all interest accrued on the Loans prior to the Initial Funding Date and (b) for each Interest Period or portion thereof on and after the Initial Funding Date (including any Interest Period after the occurrence and during the continuation of an Event of Bankruptcy), interest accrued on the Seller's Percentage Interest of the Outstanding Aggregate Loan Amount at a rate per annum equal to (i) the LIBOR Rate for such Interest Period plus 100 basis points plus (ii) for any portion of such Interest Period that the Borrowers were required under the Facility Documents to pay interest at the Default Rate, 73 basis points, provided that in the case of any Interest Period after the occurrence and during the continuation of an Event of Bankruptcy, the "Seller's Interest Payment" for such Interest Period shall be the product of (a) such amount as calculated above, multiplied by (b) a percentage, the numerator of which is the amount of interest payments allowed on the Loans for such Interest Period and the denominator of which is the amount of interest payments that are due and payable under the Loan Agreement for such Interest Period.

      "Seller's Percentage Interest" means, at any time, (a) 100% minus (b) the sum of the Percentage Interest for Cerberus Fund plus the Percentage Interest for General Motors.

      "Senior Interests" shall mean (a) the Seller's Percentage Interest of the Outstanding Aggregate Loan Amount, (b) the Seller's Interest Payment, and (c) any fees or other amounts due and payable now or in the future by the Borrowers to the Seller pursuant to the Facility Documents (other than the portion of the Upfront Fee payable to the Participants pursuant to Section 2(b)), together with all costs and out-of-pocket expenses reasonably incurred by or on behalf of the Seller in connection with the Facility Documents and the transactions contemplated thereby which have not been paid or reimbursed by the Borrowers.

      "Subject Interest" has the meaning given to it in Section 14.

      "Withholding Tax" has the meaning given to it in Section 12.

      (b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. This Agreement includes the Schedules attached hereto. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or any statute, law, order, rule or regulation shall be construed as referring to such agreement, instrument, other document, statute, law, order, rule or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and
(iv) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement. Section, Schedule and other headings and captions are included solely for convenience of reference and are not intended to affect the interpretation of any provisions of this Agreement.

      Section 2. Sale of Participation. (a) Subject to the terms and conditions set forth in this Agreement, the Seller does hereby sell to each Participant, without recourse to or representation or warranty whatsoever by the Seller (except to the extent expressly provided herein), and each Participant does hereby acquire and assume, a participation (each, a "Participation") consisting of an undivided interest in the Seller's right, title and interest in, to and under the following: (i) each Loan, whether now existing or hereafter made, to the extent of such Participant's Percentage Interest, (ii) all accrued interest on the Loans, to the extent of such Participant's Interest Payment, (iii) the share of the Upfront Fee payable to such Participant pursuant to Section 2(b),
(iv) the amounts payable and obligations owed under Sections 2.07(b), 2.07(c) and 3.02 of the Loan Agreement on account of increased costs, reductions in rate of return, and taxes incurred by such Participant in connection with the Participation, and (v) each of the following, to the extent of the Participation in the foregoing interests described in clauses (i) through (iv): (A) the Facility Documents, including the Guarantee; (B) all Collateral and other security or credit support of any kind; (C) all cash, securities, or other property, and all setoffs and recoupments, received, applied, or effected by or for the account of the Seller under the Loans and other extensions of credit under the Facility Documents (whether for principal, interest, fees, reimbursement obligations, or otherwise) from and after the Initial Funding Date, including all distributions obtained by or through redemption, consummation of a plan of reorganization, restructuring, liquidation, or otherwise of either Borrower, any Obligor or the Facility Documents, and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing but excluding reimbursement for Seller's enforcement or Collateral maintenance expenses; (D) all claims, suits, causes of action and any other right of the Seller (in its capacity as a Lender), whether known or unknown, against the Borrowers, any other Obligor or any of their respective affiliates, agents, representatives, contractors, advisors or any other Person arising under or in connection with the Facility Documents or that is in any way based on or related to any of the foregoing or the loan transactions governed thereby, including contract claims, tort claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and purchased pursuant to this Agreement; and (E) all proceeds of the foregoing. As consideration for such participation, each Participant will pay to the Seller the applicable Initial Price on the Initial Funding Date and will fund the amounts required to be funded by it under Section 4 as and when due.

      (b). On the Closing Date, the Seller shall remit from the upfront fee received by the Seller pursuant to the Loan Agreement $7,140,000 to Cerberus Fund and $6,860,000 to General Motors.

      Section 3.  Unconditional Obligation.

      Subject to the other terms and conditions expressly set forth in this Agreement, each Participant's obligation to pay the Initial Price to the Seller on the Initial Funding Date and all amounts required to be paid by it under Sections 4 and 14 shall be unconditional. Each Participant hereby expressly acknowledges that its obligation to fund all amounts required to be paid by it hereunder shall be unaffected by the existence of any Default or Event of Default under the Loan Agreement.

      Section 4.  Additional Payments.

      (a) The Seller shall notify each Participant promptly of its receipt of a notice from the Borrowers requesting a Loan, specifying therein the amount and the date of such Loan and, on and after the Initial Funding Date, the Initial Price or Additional Price, as the case may be, required to be paid by such Participant to purchase its Participation in such Loan. If, after giving effect to a Future Loan, the Outstanding Aggregate Loan Amount will exceed $2,750,000,000, then, not later than 10:00 a.m. (New York City time) on the date specified for such Loan, each Participant shall pay to the Seller, by deposit into the Seller's Account, the Purchase Price of its Participation in such Loan, in like currency and immediately available funds, without set-off, counterclaim or deduction of any kind. The effectiveness of the sale of a Participation in a Loan to a Participant shall be subject to receipt by the Seller of the Purchase Price from such Participant as provided herein.

      (b) If an Event of Default shall occur and be continuing at a time when a Participant's Funded Participation Amount is less than its Maximum Participation Commitment, such Participant shall pay to the Seller, within one Business Day following written demand from the Seller, an amount equal to the unused portion of such Maximum Participation Commitment, as the Initial Price or Additional Price, as the case may, for its Participation.

      Section 5. Maximum Participant Commitment. A Participant shall not be required to make any payment of Purchase Price to the extent that after giving effect to such payment, such Participant's Funded Participation Amount would exceed the Maximum Participant Commitment for such Participant on such date.

      Section 6. Representations and Warranties. (a) Each Party represents and warrants to the other Parties (as of the date hereof and as of the Initial Funding Date) that:

            (i) such Party (A) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (B) is in good standing under such laws and (C) has full power and authority to execute, deliver and perform its obligations under this Agreement;

            (ii) such Party's execution, delivery, and performance of this Agreement have not resulted, and will not result, in a breach of any provision of (A) such Party's organizational documents, (B) any statute, law, writ, order, rule or regulation of any governmental authority applicable to such Party, (C) any judgment, injunction, decree or determination applicable to such Party or (D) any contract, indenture, mortgage, loan agreement, note, lease or other instrument by which such Party may be bound or to which any of the assets of such Party are subject; and

            (iii) (A) this Agreement (1) has been duly and validly authorized, executed, and delivered by such Party and (2) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors' rights generally and by the court's discretion in relation to equitable remedies; and (B) no notice to, registration with, consent or approval of, or any other action by, any relevant governmental authority or other Person is or will be required for such Party to execute, deliver, and perform its obligations under this Agreement.

      (b) The Seller represents and warrants to each Participant (as of the date hereof and as of each date that it sells a Participation to such Participant hereunder) that the Seller is the sole legal and beneficial owner of, and has good title to, the Loans free and clear of any lien or similar encumbrance.

      Section 7.  Payments to Participant.

      (a) Subject to Section 8, upon receipt by the Seller of (i) any payment of principal of any Loan, the Seller shall remit to each Participant its Participant's Share of such payment (determined as of the date that such payment is remitted to the Participant) and (ii) any payment of accrued interest on any Loan, the Seller shall remit to each Participant its Participant's Interest Payment for the applicable Interest Period; provided that interest on any Loan accrued prior to the Initial Funding Date shall be for the sole account of the Seller.

      (b) At a Participant's request and to the extent contemplated by the Loan Agreement, the Seller shall make demand on the Borrowers for payment on account of increased costs, break funding payments or expenses incurred by such Participant in connection with the Participation and shall promptly remit to such Participant all such payments as and when received. In addition, so long as
(i) a Participant has notified the Borrowers of its Participation and (ii) such

Participant complies with its obligations under Section 12 and any similar provisions in the Loan Agreement, the Seller shall promptly remit to such Participant an amount equal to any payment received by the Seller from the Borrowers under the Loan Agreement on account of taxes incurred by such Participant in connection with the Participation. To the extent required by the Loan Agreement, the Participant hereby agrees, for the benefit of the Borrowers, to comply with the provisions of Section 3.02 of the Loan Agreement.

      (c) All payments by the Seller to a Participant hereunder shall be made to such Participant's Account in like funds and currency as received by the Seller.

      (d) If a payment is received by the Seller not later than 12:00 noon (New York City time) on any Business Day, the corresponding payment shall be made to the Participants not later than 5:00 p.m. (New York City time) on such day, and otherwise not later than 3:00 p.m. (New York City time) on the immediately succeeding Business Day.

      (e) Nothing in this Agreement shall entitle a Participant to share in any fee or other payment under the Facility Documents except as expressly set forth herein.

      (f) The Seller shall be entitled to deduct from payments to be made by it hereunder to a Participant any overdue amount payable by such Participant to the Seller under this Agreement.

      Section 8. Subordination of Participations. Each Participant hereby irrevocably agrees that, to the extent provided below in this Section 8, its rights to receive any payment in respect of its Funded Participation Amount and its Participant's Interest Payment shall be subordinate and junior in right of payment to the prior payment of the Senior Interests in full in cash:

      (a) Until such time as the Seller's Percentage Interest in the Outstanding Aggregate Loan Amount has been reduced to zero, the Seller shall retain all payments of principal with respect to the Obligations and shall apply such payments to the Seller's Percentage Interest in the Outstanding Aggregate Loan Amount. If the Seller receives any payments of principal with respect to the Loans at any time as the Seller's Percentage Interest is zero, subject to
Section 8(b), the Seller shall remit such payments to the Participants in accordance with Section 7.

      (b) If the Loans and other Obligations have been declared immediately due and payable at such time as there shall have occurred and be continuing any Event of Default, then the Seller shall distribute payments received under the Loan Agreement, to the extent of the funds available, in the following order of priority:

            (i) to the Seller's Percentage Interest in the Outstanding Aggregate Loan Amount until the Seller's Percentage Interest in the Outstanding Aggregate Loan Amount has been reduced to zero;

            (ii) to the Seller's Interest Payment until the accrued and unpaid amount of the Seller's Interest Payment has been paid in full;

            (iii) any fees or other amounts due and payable by the Borrowers to the Seller pursuant to the Facility Documents, together with all costs and out-of-pocket expenses reasonably incurred by or on behalf of the Seller in connection with the Facility Documents and the transactions contemplated thereby until such amounts have been reimbursed or paid in full;


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

            (iv) to each Participant, pro rata on the basis of the amounts owed under this clause (iv), its Percentage Interest in the Outstanding Aggregate Loan Amount, until such amount has been reduced to zero;

            (v) to each Participant, pro rata on the basis of the amounts owed under this clause (v), its Participant's Interest Payment until the accrued and unpaid amount of its Participant's Interest Payment has been paid in full; and

            (vi) to each Participant, pro rata on the basis of the amounts owed under this clause (vi), any other amount due and payable to such Participant pursuant to its Participation until such amounts have been paid in full.

      (c) In the event of any reorganization, arrangement, restructuring or liquidation of a Borrower pursuant to any bankruptcy, insolvency or similar law, rule, regulation or order, the Seller shall distribute payments received under the Loan Agreement according to Section 8(b). In the event that the Seller receives any payments as adequate protection or for similar purposes in any such proceedings involving either of the Borrowers, the Seller shall distribute such payments according to Section 8(b).

      (d) Each Participant agrees that, in the event that it receives any payment on its Participation in excess of the amount to which it is entitled under this Section 8, it will hold such payments in trust for the Seller and promptly turn over such amounts to the Seller for application to the Senior Interests.

      Section 9.  Administration.

      (a) The Participations shall be reflected in the Seller' books and records, which, in the absence of manifest error, shall be presumed accurate with respect thereto.

      (b) Any payments received by or for the account of the Seller with respect to the Obligations shall be applied to principal, interest, expenses or other amounts in the order and manner set forth in the Facility Documents, or if the Facility Documents do not require application in specific order or manner, as determined by the Seller in its sole discretion. Any application to the Senior Interests may be made in such order as the Seller from time to time in its sole discretion determines.

      (c) Each Participant agrees that the Seller may, in its sole discretion, exercise or refrain from exercising any right, or take or refrain from taking any action, which the Seller may be entitled to take or assert under any of the Facility Documents or otherwise with respect to the obligations of the Borrowers, the Obligors, any other guarantor or grantor of liens or security interests, or other party thereunder or the enforcement thereof, all without notice to the Participants and, without limiting the generality of the foregoing, the Seller may take legal action to enforce the Participants' or the Seller's interests with respect to any Loan or any of the Facility Documents. In making and administering the Loans, the Seller shall exercise the same care as it normally exercises with respect to loans or commitments in which no participations are sold, but the Seller shall have no further responsibility to the Participants except as expressly provided herein, and, except to the extent its own gross negligence or willful misconduct results in actual loss to the Participants, the Seller shall have no responsibility to the Participants for any action or failure to act by the Seller under the Facility Documents or otherwise. Without limiting the foregoing, the Seller (i) may (but is not obligated to) consult with legal counsel, independent public accountants, appraisers and other experts reasonably selected by the Seller and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such persons; (ii) shall be entitled to rely on, and shall incur no liability by acting upon, any notice, consent, certificate, statement, order, or any instrument, document or other writing (including, without limitation, facsimile, email or other telecommunication device) reasonably believed by the Seller to be genuine and correct and to have been signed, sent, or made by the proper person; and (iii) shall not be required to make any inquiry concerning the observance or performance of any agreements contained in, or conditions of, the Facility Documents, or to inspect the property, books or records of the Borrowers, the Obligors or their subsidiaries and affiliates. Notwithstanding anything in the foregoing to the contrary, in any bankruptcy, insolvency or similar proceeding affecting either Borrower, the Seller shall file a proof of claim for all amounts owing under the Facility
Documents in a timely manner and shall provide each Participant with a reasonable opportunity (but in any event not less than five (5) Business Days) to comment on such proof of claim prior to the filing thereof.

      (d) The Seller shall deliver to the Participants copies of each amendment, consent, waiver or notice of default delivered in connection with the Facility Documents and such other documents received by the Seller from the Borrowers under the Facility Documents that such Participant shall request in writing within two Business Days of any such written request; provided, however, that each Participant hereby acknowledges and agrees that the Seller shall not assume responsibility with respect to the accuracy, authenticity, validity or enforceability thereof. Other than such documents as may be furnished by the Seller in accordance with the immediately preceding sentence, the Seller shall have no responsibility to provide the Participants with any credit information or other information concerning the affairs, financial condition or business of the Borrowers or any other party which may come into the Seller's possession.

      (e) Each Participant agrees that the Seller may, in its sole discretion, without notice to or consent from such Participant, agree to the modification, amendment or waiver of any of the terms of any of the Facility Documents or the release of any Collateral, provided that the Seller shall not, without each Participant's prior written consent, agree to any such modification, amendment or waiver with respect to the Facility Documents that: (i) extends the due date for any scheduled repayment or prepayment of principal of or interest on any Loan, (ii) reduces the amount of any scheduled repayment or mandatory prepayment of principal of or interest on any Loan or the rate of interest on any Loan
(iii) forgives any principal of or accrued interest on any Loan, or (iv) releases all or substantially all of the Collateral or the Guarantors; provided that, for the avoidance of doubt, this provision shall not be deemed to require the Participants' consent with respect to any sales of Collateral expressly permitted by the Facility Documents without the Lenders' consent.

      Section 10. Non-Recourse; Independent Investigation. (a) Each Participant acknowledges and agrees that its Participation is being acquired without recourse to the Seller (other than for a breach of the Seller's obligation hereunder to remit the Participants' portion of payments received under the Facility Documents) and that it expressly assumes all risk of loss in connection with the Participation. The Seller makes no representation or warranty, express or implied, and assumes no responsibility, with respect to the genuineness, authorization, execution, delivery, validity, legality, value, sufficiency, perfection, priority, enforceability or collectability of any of the Loans or the Facility Documents. The Seller assumes no responsibility for (i) any representation or warranty made by, or the accuracy, completeness, correctness or sufficiency of any information (or the validity, completeness or adequate disclosure of assumptions underlying any estimates, forecasts or projections contained in such information) provided directly or indirectly by, the Borrowers, any other Obligor or any other Person, (ii) the performance or observance by the Borrowers or any other Obligor of any of the provisions of the Facility Documents (whether on, before or after the Initial Funding Date), (iii) the filing, recording, or taking of any action with respect to any of the Facility Documents, (iv) the financial condition of the Borrowers, any other Obligor or any other Person, (v) (except as otherwise expressly provided herein) any other matter whatsoever relating to the Borrowers, any other Obligor, any other Person, the Loans or the Participation or (vi) the income or withholding tax status with respect to a Participant's interest in the Loans;

      (b) Each Participant acknowledges that it has received a copy of the Loan Agreement and the other Facility Documents executed and/or delivered by the Borrowers and/or Obligors. Each Participant represents and warrants to the Seller that such Participant (i) has full access to all such documents and information (including any financial information) as it deems necessary to review in order to enter into this Agreement, (ii) is a sophisticated buyer and has made, independently and without reliance on the Seller, its own independent investigation of the financial condition, operations, property, affairs, and general creditworthiness of the Borrowers, the other Obligors and the Facility Documents for the purpose of acquiring the Participation, (iii) has purchased the Participation for the purpose of investment only and with no present intention of reselling the same, and not with a view to, or for sale in connection with, any distribution thereof and (iv) will continue its own independent investigation of the financial condition and affairs of the Borrowers and the Obligors.

      Section 11. Expenses; Indemnity. (a) The Seller acknowledges that it shall pay all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements, including legal fees, incurred by the Seller, or for which the Seller is responsible, in connection with (i) the administration or enforcement of (A) the Loans or (B) the Loan Agreement or any Facility Documents against the Obligors, and (ii) the collection of the Loans (including, without limitation, those arising due to suits, claims or counterclaims by a Borrowers, an Obligor or other parties against the Seller or any agent of the Seller), and that neither Participant shall be obligated to indemnify or reimburse the Seller for any such item; provided that the Seller shall be entitled to be reimbursed for such expenses in accordance with the Facility Documents. Each Participant shall pay to the Seller all reasonable expenses, liabilities, costs and damages (including attorney's fees) reasonably incurred by the Seller in connection with the enforcement and collection of the obligations of such Participant under this Agreement.

      (b) Each Participant agrees, within five Business Days of written request from the Seller, to reimburse the Seller for, to indemnify and defend the Seller against, and hold the Seller harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including but not limited to reasonable attorneys' fees and expenses that may at any time be imposed on, asserted against or incurred by, the Seller arising out of or in connection with the breach of or inaccuracy in any of the representations and warranties of such

Participant or any material breach of or failure by such Participant to perform its covenants hereunder; provided, however, that a Participant shall not be liable for the Seller' gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order.

      (c) The foregoing obligations of the Seller and the Participants shall survive the termination of this Agreement.

      Section 12. Taxes. Any taxes due and payable on any payments to be made to a Participant hereunder shall be such Participant's sole responsibility. Each Participant warrants that it is not subject to any taxes, charges, levies or withholdings with respect to payments under this Agreement that are imposed by means of withholding by any applicable taxing authority ("Withholding Tax"). Each Participant agrees to provide the Seller, from time to time upon the Seller's request, completed and signed copies of any documents that may be required by an applicable taxing authority to certify such Participant's exemption from Withholding Tax with respect to payments to be made to such Participant under this Agreement; and each Participant agrees to hold the Seller harmless from any Withholding Tax imposed due to such Participant's failure to establish that it is not subject to Withholding Tax.

      Section 13. Reimbursement. In the event that (a) the Seller shall pay any amount to a Participant pursuant hereto in the belief or expectation that a related payment has been or will be received or collected by the Seller pursuant to the Facility Documents and (b) such related payment is not received or collected by the Seller, then the Participant receiving such payment, within five Business Days of written request by the Seller, shall return such amount to the Seller, together with interest thereon accruing at Overnight LIBOR for each day from and including the date of such payment by the Seller to but excluding the date of repayment to the Seller. If the Seller determines at any time that any amount received or collected by the Seller pursuant to the Facility Documents must be rescinded or otherwise returned to a Borrower or to any other person or entity pursuant to any insolvency law or otherwise, then notwithstanding any other provision of this Agreement, the Seller shall not be required to remit any portion thereof to the Participants and each Participant, within the earlier of (i) five Business Days of written request by the Seller or
(ii) the date the Seller is required to repay any such amount to a third party, will repay to the Seller any portion thereof that such Participant received, together with interest thereon at such rate, if any, as the Seller shall have been required to pay to a Borrower, or such other person or entity, with respect thereto. If, for any reason, a Participant shall at any time receive an amount in excess of the amount which such Participant is entitled to receive pursuant to this Agreement, then, promptly upon demand by the Seller, such Participant shall forthwith return such excess to the Seller, together with interest thereon accruing at Overnight LIBOR from the time of the overpayment to the date of repayment to the Seller.

      Section 14. Set-off. To the extent contemplated by the Loan Agreement and permitted by law, the Participant shall be entitled to the benefits of any provisions in the Loan Agreement providing for rights of set-off against the Borrowers as though such Participant were a Lender. If, as a result of set-off or otherwise, a Participant receives a payment (a "Subject Payment") in respect of its Funded Participation Amount that would cause the aggregate principal amount received by such Participant in respect of the Loans to exceed its Percentage Interest of all repayments received by the Parties in respect of the Loans (or its participation therein), such Participant shall purchase from each of the other Parties a participation in the interests of the other Parties in the Loans such that all of the Parties received the benefit of such Subject Payment in proportion to their respective interests in the Loans before giving effect to such Subject Payment.

      Section 15. Nature of Interest. Each Participant agrees that it will not have, and will not assert or seek to exercise, any legal or equitable right or remedy against the Borrowers or any Obligors with respect to the Loans or other liabilities under the Facility Documents and the purchase of its Participation hereunder. The Participant shall not, by reason of this Agreement and the transactions contemplated hereby, be deemed to have any interest in (a) any property taken as security for Borrower's obligations and liabilities under or with respect to (i) the Loans, the Note or the Facility Documents or (ii) any other credit, loan or financial accommodation from time to time made or furnished to the Borrowers by the Seller, or (b) any property now or hereafter in the possession of the Seller or under its or any agent's or pledgee-in-possession's control which may be or might become security for performance and payment of the Obligors' obligations under and in connection with the Loans, the Note and the Facility Documents by reason of the general description contained in any general loan or collateral agreement or collateral note held by the Seller or by reason of any right of setoff, counterclaim, banker's lien or otherwise; provided, however, that in the case of clause (a) or
(b) above, if such property, indebtedness, or the proceeds thereof shall be applied by the Seller to the payment or reduction of any principal or interest in any Loans, then, subject to Section 8, each Participant shall be entitled to its Participant's Share of such application.

Section 16. Miscellaneous.

      (a) Entire Agreement; Amendments; Exercise of Rights. This Agreement constitutes the entire agreement of the Parties with respect to the respective subject matters hereof and supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and finally integrated into this Agreement. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties and no waiver of any provision of this Agreement, nor consent to any departure by either Party from it, shall be effective unless it is in writing and signed by the affected Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver hereof by such Party, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each Party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth in this Agreement) and (b) are not conditional or contingent on any attempt by such Party to exercise any of its rights under any other related document against the other Party or any other Person.

      (b) Survival; Successors and Assigns. All representations, warranties, covenants, indemnities and other provisions made by the Parties shall be considered to have been relied upon by the Parties, shall be true and correct as of the date hereof and the Initial Funding Date, and shall survive the execution, delivery, and performance of this Agreement. This Agreement, including the representations, warranties, covenants and indemnities contained in this Agreement, shall inure to the benefit of, be binding upon and be enforceable by and against the Parties and their respective successors and permitted assigns. Without prejudice to any restrictions or limitations in the

Loan Agreement: (i) the Seller shall not assign any of the Commitment or the Loans, except to a wholly owned subsidiary, without the prior written consent of each Participant, which consent may not be unreasonably withheld; and (ii) a Participation may not be sold, pledged, assigned, subparticipated, or otherwise transferred (except for an assignment by General Motors to a wholly owned subsidiary or an assignment by Cerberus Fund to an Affiliate of Cerberus Capital Management L.P. or a fund or account advised or managed by Cerberus Capital Management L.P. or by an Affiliate thereof), without the Seller's prior written consent, which consent may not be unreasonably withheld. Any such purported action described in the preceding sentence that occurs without the required consent shall be null and void and of no effect. For the avoidance of doubt, it is understood that it shall be reasonable for the Participants to withhold consent to an assignment by the Seller if the assignment documents are in conflict with or would prevent the Seller from complying with the terms and conditions of this Agreement.

      (c) Further Assurances. Each Party agrees (i) to execute and deliver, or to cause to be executed and delivered, all such instruments and (ii) to take all such actions that another Party may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement, including the procurement of any third-party consents.

      (d) Confidentiality. Each Participant agrees that, without the prior written consent of the other Parties, it shall not disclose the contents of this Agreement to any Person, except that any Participant may make any such disclosure (a) as required to implement or enforce this Agreement, (b) if required to do so by any law, court, or regulation, (c) to any governmental authority or self-regulatory entity having or asserting jurisdiction over it,
(d) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other Person, (e) to its professional advisors and auditors or (f) to any assignee or transferee permitted hereunder. Each Participant agrees to comply with the requirements of the Facility Documents regarding confidentiality as if it was a Lender, and shall, upon the Seller's request, provide to the Seller a confidentiality undertaking to such effect in accordance with the terms of the Facility Documents. Each Participant further acknowledges that it may receive information form the Seller that is "insider information" for purposes of Section 10(b) of the Securities Exchange Act of 1934 and agrees that it will keep such information confidential and will not sue such information in violation of applicable securities laws. The provisions of this Section 16(d) shall survive the termination of this Agreement.

      (e) Parties' Other Relationships. Each Party and any of its affiliates may engage in any kind of business or relationship with the Borrowers, any other Obligor or any of their respective affiliates without liability to the other Parties or any obligation to disclose such business or relationship to the other Parties. Each Participant acknowledges that the Seller and its affiliates may have commercial lending, and/or other business relationships, including extensions of credit, financial advisory arrangements and deposits, with the Borrowers, the Obligors and their respective affiliates in addition to the Loans and the Participation.

      (f) Relationship Between the Seller and the Participants. The relationship between the Seller and each Participant shall be that of seller and buyer. A Participant's interests in the Loans in which it purchases an interest hereunder shall be a participation and shall not be deemed to be a direct assignment of such Loans. No Party is a trustee or agent for any other Party, and no Party shall have fiduciary obligations to any other Party. This Agreement shall not be construed to create a partnership or joint venture between the Parties.

      (g) GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT). EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.

      (ii) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      (h) Severability; Interpretation. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be deemed to have been jointly drafted and no provision of it shall be interpreted or construed for or against any Party because such Party purportedly prepared or requested such provision, any other provision or this Agreement as a whole.

      (i) No Third Party Beneficiaries. None of the provisions of this Agreement will inure to the benefit of any Person other than the Seller and the Participants. Without limiting the generality of the foregoing, neither the Borrowers nor any other Person obligated to pay the Loans may rely hereon or have any right to assert that the Seller or a Participant has failed to comply with the provisions of this Agreement.

      (j) Subrogation. To the extent that the Seller enforces any claim for indemnification or other claim or remedy against a Participant under this Agreement and receives payment or another remedy from a Participant in respect of such claim or remedy, the Parties agree that to the extent permitted by law and the Facility Documents, without the need for further action on the part of any Party, such Participant shall be subrogated to the rights of the Seller against any other Person with respect to such claim or remedy to the extent of such payment or other remedy; provided that it shall not exercise any such subrogation right unless the Loan Repayment Date shall have occurred and all obligations owed to the Seller in respect of the Loan Agreement shall have been paid in full.

      (k) Expenses. Except to the extent expressly provided in this Agreement, each Party agrees to bear its own expenses in connection with this Agreement.

      (l) Interest. If any Party fails to pay any amount (including interest, to the fullest extent permitted by applicable law) payable by it hereunder when due, then interest shall accrue and be payable immediately upon demand on such unpaid amount at a per annum rate equal to Overnight LIBOR from and including the date on which such amount became due to but excluding the date the same is paid in full.

      (m) Waiver of Punitive, Consequential, Special or Indirect Damages. Each of the Parties waives any right it may have to seek punitive, consequential, special or indirect damages from any of the other Parties with respect to any and all issues presented in any action, proceeding, claim or counterclaim brought by any of the Parties against any of the other Parties with respect to any matter arising out of or in connection with this Agreement. This waiver is knowingly and voluntarily given, and is intended to encompass each instance and each issue for which the right to seek punitive, consequential, special or indirect damages would otherwise apply. Each party hereto is authorized and directed to submit this Agreement to any court having jurisdiction over the subject matter and the parties to this Agreement as conclusive evidence of this waiver of the right to seek punitive, consequential, special or indirect damages.

      (n) Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail or overnight air courier, postage prepaid, or by facsimile, to the intended Party at the address or facsimile number of such Party set forth on Schedule 1 or at such other address or facsimile number as shall be designated by such Party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered, when received, (ii) if sent by overnight air courier, the next Business Day after delivery to the related air courier service, if delivery is guaranteed as of the next Business Day, (iii) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, and (iv) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, if sent during business hours (if sent after business hours, then on the next Business Day).

      (o) Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                    GMAC LLC, as Seller



                                    By:______________________________
                                    Name:
                                    Title:

                            CERBERUS RESCAP FINANCING LLC

                            By Cerberus Partners, L.P., its Managing Member,

                            By Cerberus Associates, L.L.C., its General Partner,

                            By ____________________________________
                                        Name:
                                        Senior Managing Director

                                    GENERAL MOTORS CORPORATION, as a Participant



                                    By:______________________________
                                    Name:
                                    Title:

                                   SCHEDULE 1


                              ADDRESSES FOR NOTICES



Seller's Address for Notices and Delivery
-----------------------------------------

GMAC LLC
200 Renaissance Center
Detroit, MI 48265
Attn: David Walker, Group VP and Treasurer
Phone: (313) 656-5400
Fax: (313) 656-5401
Email: david.walker@gmacfs.com
       -----------------------

With copy to:
200 Renaissance Center
Detroit, MI 48265
Attn: William B. Solomon, VP and General Counsel
Phone: (313) 656-6128
Fax: (313) 656-6124
Email: William.b.solomon@gm.com
       ------------------------


Cerberus Fund's Address for Notices and Delivery
------------------------------------------------

Cerberus ResCap Financing LLC
c/o Cerberus Capital Management L.P.
299 Park Avenue
New York, NY 10178
Attention: Stephanie Chau
Telephone:  (646) 885-3310
Facsimile:  (646) 885-3311
e-mail:  schau@cerberuscapital.com
         -------------------------

with a copy to:

Cerberus Capital Management L.P.
299 Park Avenue
New York, NY 10178
Attention: Mark A. Neporent, Chief Operating Officer and General Counsel
Telephone: (212) 891-2153
Facsimile: (212) 891-1540
e-mail:  mneporent@cerberuscapital.com
         -----------------------------

General Motor's Address for Notices and Delivery
------------------------------------------------


General Motors Corporation
767 Fifth Ave, 14th Floor
New York, NY 10153
Attn: Walter G. Borst, Treasurer
212-418-3500
212-418-3630 (fax)
walter.borst@gm.com

With copy to:
300 Renaissance Center
Detroit, MI 48265
Attn: Martin I. Darvick, General Motors Legal Staff
313-665-4922
313-665-4979 (fax)
martin.i.darvick@gm.com

                                   SCHEDULE 2


                               ACCOUNT INFORMATION

Seller's Account
----------------

JP Morgan Chase
ABA Number:  021000021
Account Number: 9102476646

Cerberus Fund's Account
-----------------------

JP Morgan Chase
ABA Number:  021000021
Account Number:  2747993133
Account Name:    Cerberus ResCap Financing LLC
Swift Code:      CHASUS33

General Motor's Account
-----------------------

JP Morgan Chase
ABA Number: 021000021
Account Number: 910-200-2095
Account Name: General Motors Corporation
Swift Code: CHASUS33




                                       1